Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

ROYALTY PURCHASE AGREEMENT

dated as of March 24, 2015

between

IMMUNOGEN, INC.,

HURRICANE, LLC as Seller

and

IMMUNITY ROYALTY HOLDINGS, L.P.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

TABLE OF CONTENTS
CONTINUED

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ii

TABLE OF CONTENTS
CONTINUED

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

iii

CONFIDENTIAL TREATMENT REQUESTED

ROYALTY PURCHASE AGREEMENT

ROYALTY PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of March 24, 2015 (referred to herein as “the date of this Agreement”), by and among ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), Hurricane, LLC, a Massachusetts limited liability company (the “Seller,” and together with ImmunoGen, the “Selling Parties”) and Immunity Royalty Holdings, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, immediately prior to the Contribution (as defined below), ImmunoGen had the right to receive Royalties based on the worldwide net sales of the Product under the License Agreement;

WHEREAS, prior to the Closing (as defined below), ImmunoGen contributed and assigned to the Seller the Contributed Assets (as defined below); and

WHEREAS, the Seller wishes to sell, assign, convey and transfer to the Purchaser, and the Purchaser wishes to purchase from Seller, the Purchased Interest, upon and subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                            Definitions.

The following terms, as used herein, shall have the following meanings:

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person.  For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power, or the power by contract or otherwise, to direct the management and policies of such non-corporate entities.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Assigned Rights” means, collectively, the rights of ImmunoGen under or in respect of the License Agreement with respect to (a) any right to receive royalty or audit reports, summaries or other information from Genentech; (b) any right to audit, inspect or otherwise review any of the records of Genentech or the right to receive any related audit reports; (c) any right to enforce the Patent Rights against Genentech; (d) any right to disapprove or consent to an assignment or transfer (by operation of law or otherwise) pursuant to the License Agreement;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

and (e) any right to bring any action, demand, proceeding or claim, in law or in equity, with respect to the enforcement of (i) any right to receive Royalties under the License Agreement or (ii) any of the foregoing Assigned Rights.

“Audit Report” shall have the meaning set forth in Section 5.07(a).

“Bankruptcy Event” shall mean the occurrence of any of the following:

(i) Any Selling Party shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to such Selling Party, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or such Selling Party shall make a general assignment for the benefit of its respective creditors; or

(ii) there shall be commenced against any Selling Party any case, proceeding or other action of a nature referred to in clause (i) above which remains undismissed, or undischarged for a period of thirty (30) calendar days; or

(iii) there shall be commenced against any Selling Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (a) all or any substantial portion of its assets and/or (b) the Royalties, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ten (10) calendar days from the entry thereof; or

(iv) Any Selling Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above.

“Bill of Sale” shall mean the Bill of Sale pursuant to which Seller shall assign to the Purchaser all of its right, title and interest in and to the Purchased Interest purchased hereunder, which Bill of Sale shall be substantially in the form of Exhibit A.

“BLA” shall mean a biologic license application or its predecessor application, a Product License Application, and all amendments and supplements thereto for regulatory approval by the FDA, as defined under the Public Health Service Act as such act or regulations thereunder may be amended, supplemented or replaced from time to time, filed with the FDA in the United States or an equivalent application filed with a Regulatory Agency in any country outside of the United States.

 Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the Commonwealth of Massachusetts, or any day on which banking institutions located in the Commonwealth of Massachusetts or in the state in which the Depositary Bank is located are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning set forth in Section 6.01.

“Closing Date” shall mean the date that the Closing occurs.

“Combination Product” shall mean any “Combination Product” as such term is defined in the License Agreement.

“Confidential Information” shall mean, as it relates to ImmunoGen, Seller and their respective Affiliates, the Contributed Assets and the Product, the Patent Rights, know-how, trade secrets, proprietary technical and business information, financial data and other like information (including but not limited to ideas, research and development, knowledge, know-how, patent data, formulas, schematics, compositions, technical data and results, techniques, inventions (whether patentable or not), practices, methods, specifications, customer and supplier lists, sales, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists, data, test data and results (including pre-clinical and/or human clinical testing), analytical and quality control data, manufacturing and tangible or intangible proprietary information or material, as well as any Evaluation Material (as defined in the Confidentiality Agreement) and any Notes (as defined in the Confidentiality Agreement).  For the avoidance of doubt, this Agreement, the other Transaction Documents and any notices or reports delivered by the Selling Parties pursuant to this Agreement, including, but not limited to, Quarterly Reports, shall be deemed to be Confidential Information, and Confidential Information shall also include the Other Genentech Confidential Information and the Confidential Information of ImmunoGen or the Seller but shall specifically exclude the Primary Genentech Confidential Information (the rights and obligations with respect to the disclosure and use thereof shall be as set forth in the Confidentiality Agreement).  Confidential Information shall also include all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser, the Purchaser’s Affiliates or any of the Purchaser’s or the Purchaser’s Affiliates’ Representatives that contain, make use of or otherwise reflect any Confidential Information.

“Confidential Information of ImmunoGen or the Seller” shall mean, with respect to each such item for so long as such item remains Confidential Information, any Confidential Information provided by ImmunoGen or Seller to the Purchaser pursuant to this Agreement (including the Transaction Documents, any Quarterly Reports other than the Quarterly Reports described in clause (i)(A) of such definition, and all notices, certificates, or other instruments or materials provided by ImmunoGen or Seller to the Purchaser pursuant to this Agreement) other than the Primary Genentech Confidential Information and the Other Genentech Confidential Information.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Confidentiality Agreement” has the meaning set forth in Section 8.08.

“Contributed Assets” means, collectively, (a) the Contributed Interest and (b) the Assigned Rights.

“Contributed Interest” means the right to receive one hundred percent (100%) of the Royalties.

“Contribution” has the meaning set forth in Section 2.01(a).

“Contribution Agreement” means that certain contribution agreement to be entered into between ImmunoGen and the Seller substantially in the form of Exhibit B attached hereto, pursuant to which such parties shall effect the Contribution.

“Deposit Accounts” shall mean, collectively, the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account, each established and maintained pursuant to the Deposit Agreement and this Agreement.

“Deposit Agreement” shall mean any agreement (including initially that certain Deposit and Account Control Agreement) entered into by the Depositary Bank, the Purchaser and the Seller, substantially in the form of Exhibit C attached hereto, pursuant to which, among other things, the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account shall be established and maintained.

“Depositary Bank” shall mean [***] or such other bank or financial institution approved by each of the Purchaser, ImmunoGen and Seller.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Selling Parties and Purchaser concurrently with the execution and delivery of this Agreement.

“Dispute” or “Disputes” shall have the meaning set forth in Section 3.10(e).

“Dispute Notice” shall have the meaning set forth in Section 5.07(a).

“EMEA” shall mean the European Medicines Agency.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04.

“FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

“Final Report” shall have the meaning set forth in Section 5.07(a).

“Genentech” shall mean Genentech, Inc., a Delaware corporation, its Affiliates, any successor and any assignee of any of its rights or obligations under the License Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Genentech Consent” shall mean that certain Consent dated as of December 19, 2014 by and between ImmunoGen and Genentech.

“Genentech Instruction” shall have meaning set forth in Section 5.05(c).

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including each Patent Office, the FDA, the EMEA, or any other government authority in any country.

“ImmunoGen” shall mean ImmunoGen, Inc., a Massachusetts corporation, and its successors and assigns.

“Initial Product Payment Amount” shall mean an amount equal to one hundred percent (100%) of (i) the Royalties actually received into the Joint Concentration Account prior to the Stepdown Commencement Date less (ii) any amounts debited from the Joint Concentration Account in accordance with Section 5.05(b) (to pay any fees, expenses or charges of the Depositary Bank, Operating Expenses or for reimbursement of any costs or expenses incurred by the Selling Parties in taking any of the actions described in Sections 5.06(c), 5.06(f), or 5.06(g)).

“Joint Concentration Account” shall mean the deposit account established and maintained at the Depositary Bank pursuant to the Deposit Agreement and this Agreement.  The Joint Concentration Account shall be the account into which all payments of the Royalties are to be remitted as provided herein and the account from which the Depositary Bank transfers funds into the Purchaser Concentration Account and the Seller Concentration Account.

“Knowledge” shall mean, with respect to a Selling Party, the actual knowledge of [***].

“License Agreement” shall mean the License Agreement between Genentech and ImmunoGen effective May 2, 2000, and as amended by written amendments executed by ImmunoGen and Genentech effective as of the following dates: May 3, 2006, March 11, 2009 and December 18, 2012.

“License Party Audit” shall have the meaning set forth in Section 5.07(b).

“Lien” shall mean lien, hypothecation, charge, instrument, preference, priority, security agreement, security interest, mortgage, option, privilege, pledge, liability, covenant, order, tax, right of recovery, trust or deemed trust (whether contractual, statutory or otherwise arising) or any encumbrance, right or claim of any other person of any kind whatsoever whether choate or inchoate, filed or unfilled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Losses” shall mean collectively, any and all damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) in connection with any claim, demand, action, suit or proceeding.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Material Adverse Effect” shall mean (i) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the ability of any Selling Party to perform any of its material obligations under any of the Transaction Documents, (iii) a material adverse effect on the rights or remedies of the Purchaser under any of the Transaction Documents, (iv) a material adverse effect on the rights of any Selling Party under the License Agreement or (v) any adverse effect on the timing, amount or duration of the payments to be made to Purchaser in respect of the Purchased Interest or the right of the Purchaser to receive such payments.

“Net Sales” shall mean “Net Sales” as such term is defined in the License Agreement.

“Neutral Auditors” shall mean such nationally recognized certified public accounting firm mutually approved by the Selling Parties and Purchaser, which may not be the Selling Parties’ or Purchaser’s independent registered certified public accounting firm.

“Operating Expenses” means the out-of-pocket expenses incurred by the Seller in connection with maintaining its existence as a limited liability company, including applicable franchise taxes and the fees of its independent manager.

“Other Genentech Confidential Information” shall mean, with respect to each such item for so long as such item remains Confidential Information, any Confidential Information provided by Genentech to ImmunoGen or the Seller under the License Agreement other than the Primary Genentech Confidential Information.

“Patent Office” shall mean the respective patent office, including the U.S. Patent and Trademark Office and any comparable foreign patent office, for any Patent Rights.

“Patent Rights” shall mean “Licensed Patent Rights” as such term is defined in the License Agreement, but only to the extent such Licensed Patent Rights are exclusively owned by ImmunoGen.  Schedule 3.10(a) of the Disclosure Schedules contains a true and complete list of all of the Patent Rights in existence as of the date of this Agreement.

“Permitted Liens” shall mean any: (a) Liens in favor of Purchaser or its Affiliates; (b) Liens created, permitted or required by the Transaction Documents in favor of the Purchaser and its Affiliates and (c) Liens incurred by the Purchaser after the date of this Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Primary Genentech Confidential Information” shall mean, with respect to each such item for so long as such item remains Confidential Information, (a) the unredacted License Agreement and (b) the unredacted reports provided by Genentech to ImmunoGen or the Seller under Section 4.5 of the License Agreement with respect to the Royalties.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Product” shall mean each of (i) the HER2-targeted antibody-drug conjugate containing the humanized anti-HER2 IgG1, trastuzumab, covalently linked to the microtubule inhibitory drug DM1 (a maytansine derivative) via the stable thioether linker MCC (4-[N-maleimidomethyl] cyclohexane-1-carboxylate) marketed in the U.S. under the name KADCYLA (ado-trastuzumab emtansine) regardless of the route of administration and (ii) any Combination Product that contains the HER2-targeted antibody-drug conjugate described in clause (i) of this definition.

“Purchased Interest” shall mean the right to receive one hundred percent (100%) of the Royalties, subject to the Reversionary Interest.

“Purchaser” shall have the meaning set forth in the first paragraph hereof.

“Purchaser Concentration Account” shall mean a segregated account established for the benefit of the Purchaser and maintained at the Depositary Bank pursuant to the terms of the Deposit Agreement and this Agreement.  The Purchaser Concentration Account shall be the account into which the funds first held in the Joint Concentration Account that are payable to the Purchaser pursuant to this Agreement are transferred by the Depositary Bank in accordance with the terms of this Agreement and the Deposit Agreement.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 8.05(a).

“Purchase Price” shall be the amount set forth in Section 2.03 which shall be payable in United States Dollars.

“Quarterly Report” shall mean, with respect to the relevant calendar quarter of Seller, a report (i) (A) that is the unredacted report provided by Genentech to ImmunoGen or the Seller under Section 4.5 of the License Agreement with respect to the Royalties paid by Genentech with respect to such quarter or (B) that is a redacted version of the report provided by Genentech to ImmunoGen or the Seller under Section 4.5 of the License Agreement with respect to the Royalties paid by Genentech with respect to such quarter or is another form of report generated by ImmunoGen or the Seller that, in each case under this clause (B), provides the same categories of information (including country-by-country information) and level of detail with respect to the Royalties paid by Genentech with respect to such quarter and detail for the basis for the calculation of such Royalties as those reports provided by Genentech under Section 4.5 of the License Agreement prior to the date of this Agreement and copies of which were provided to the Purchaser prior to the date of this Agreement and (ii) that, subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent, also shows any other amount deposited into the Joint Concentration Account with respect to such quarter.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals in any country or other regulation of pharmaceuticals.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Regulatory Approvals” shall mean, collectively, all approved BLAs and approved supplements thereto and other regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Product may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Representatives” has the meaning set forth in Section 5.02(b).

“Reversionary Interest” has the meaning set forth in Section 2.02(c).

“Royalty” or “Royalties” shall mean, without duplication, one hundred percent (100%) of (i) all royalties paid, owed, accrued or otherwise payable by Genentech under Section 4.2 of the License Agreement with respect to Net Sales of the Product which occur on or after the Royalties Commencement Date, (ii) all interest paid, owed, accrued or otherwise payable by Genentech with respect to such royalties pursuant to Section 4.6 of the License Agreement, (iii) all amounts paid, owed, accrued or otherwise payable by Genentech pursuant to Section 4.7(c) of the License Agreement (other than amounts for audit costs) with respect to such royalties, (iv) all amounts paid, owed, accrued or otherwise payable by either Selling Party pursuant to Section 5.07 (other than for amounts for audit costs) with respect to such royalties, (v) all amounts equal to the royalty that would otherwise be payable under Section 4.2 of the License Agreement on all proceeds (including any damages, monetary awards or other amounts recovered, whether by judgment or settlement and treating such proceeds as Net Sales of the Product (provided, that, with respect to any Combination Product described in clause (ii) of the definition of “Product,” the portion of such proceeds treated as Net Sales shall be calculated on the same basis as Net Sales for such Combination Product would be calculated as provided in Section 4.2.4 of the License Agreement) for purposes of calculating such royalty) paid, owed, accrued or otherwise payable other than to Genentech of any suit, proceeding or other legal action taken pursuant to Section 6.4 of the License Agreement and arising from or related to infringement that results in reduced sales of the Product occurring on or after the Royalties Commencement Date (other than amounts awarded or recovered in connection with any judgment or settlement for reimbursement of the costs and expenses (including attorneys’ fees) of the party bringing such suit or proceeding or taking such other legal action or for reimbursement of the costs and expenses (including attorneys’ fees), if any, of the other party to the License Agreement in connection with the prosecution of any such suit, proceeding or other legal action), and (vi) all proceeds (including any damages, monetary awards or other amounts recovered, whether by judgment or settlement) paid, owed, accrued or otherwise payable with respect to any of the foregoing of any suit, proceeding or other legal action taken to enforce the right to receive any of the foregoing (other than amounts awarded or recovered in connection with any judgment or settlement for reimbursement of the costs and expenses (including attorneys’ fees) of the party bringing such suit or proceeding or taking such other legal action).

“Royalties Commencement Date” shall mean January 1, 2015.

“Seller” has the meaning set forth in the preamble.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Seller Concentration Account” shall mean a segregated account established and maintained at the Depositary Bank pursuant to the terms of the Deposit Agreement and this Agreement.   The Seller Concentration Account shall be the account into which the funds remaining in the Joint Concentration Account after payment therefrom of the amounts payable to the Purchaser pursuant to this Agreement are transferred in accordance with the terms of the Deposit Agreement and this Agreement.

“Seller Indemnified Party” has the meaning set forth in Section 8.05(b).

“Seller Organizational Documents” means the certificate of organization of the Seller dated as of March 24, 2015 and the limited liability company agreement of the Seller dated as of the date hereof.

“Selling Party” has the meaning set forth in the preamble.

“Selling Party Representatives” has the meaning set forth in Section 7.03.

“Set-off” shall have the meaning set forth in Section 3.14.

“Stepdown Commencement Date” has the meaning set forth in Section 2.02(c).

“Stepdown Product Payment Amount” shall mean an amount equal to fifteen percent (15%) of (i) the Royalties actually received into the Joint Concentration Account on and after the Stepdown Commencement Date less (ii) any amounts debited from the Joint Concentration Account in accordance with Section 5.05(b) (to pay any fees, expenses or charges of the Depositary Bank, Operating Expenses or for reimbursement of any costs or expenses incurred by the Selling Parties in taking any of the actions described in Section 5.06(c), 5.06(f), or 5.06(g)).

“Stepdown Threshold” means the sum of (a) $260,000,000 (or, in the event that Purchaser receives at least [***] in respect of the Initial Product Payment Amount with respect to Net Sales of Product occurring on or before [***], then $235,000,000), (b) the aggregate amount reimbursed to ImmunoGen and/or the Seller by the Purchaser directly pursuant to Section 5.06(h) because amounts deposited in the Joint Concentration Account over time are insufficient, in the first instance, to reimburse ImmunoGen and/or the Seller for Operating Expenses or costs or expenses incurred by either of them in taking any of the actions described in Section 5.06(c), 5.06(f) or 5.06(g) and not awarded to or recovered by the Purchaser as reimbursement for those reimbursed amounts in connection with any judgment, settlement or other resolution of any of those matters, and (c) the aggregate costs and expenses (including attorneys’ fees) of the Purchaser in bringing any suit or proceeding or taking any other legal action to enforce its rights under this Agreement that are not awarded to or recovered by the Purchaser as reimbursement of such costs and expenses in connection with any judgment, settlement or other resolution for any such suit, proceeding or other legal action.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors under the ordinary circumstances shall at the time be owned, directly or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

“Transaction Documents” shall mean, collectively, this Agreement, the Bill of Sale, the Deposit Agreement and the Contribution Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Valid Claim” shall mean “Valid Claim” as such term is defined in the License Agreement.

ARTICLE II
CONTRIBUTION, PURCHASE AND SALE OF THE PURCHASED INTEREST

Section 2.01                            Contribution, Purchase and Sale.

(a)                                 On or prior to the date of this Agreement, ImmunoGen shall have contributed, assigned, transferred, conveyed and granted to the Seller, and the Seller shall have, pursuant to the terms of the Contribution Agreement, acquired and accepted from ImmunoGen, all of ImmunoGen’s right, title and interest in and to the Contributed Assets, free and clear of any and all Liens, other than Permitted Liens (the “Contribution”).

(b)                                 Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller shall sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the Purchased Interest, free and clear of any and all Liens, other than Permitted Liens.

(c)                                  The Selling Parties and the Purchaser intend and agree that the sale, assignment and transfer of the Purchased Interest under this Agreement shall be, and is, a true sale by the Seller to the Purchaser that is absolute and irrevocable and that provides the Purchaser with the full benefits of ownership of the Purchased Interest, and neither the Selling Parties nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose (including tax purposes) characterized as, a loan from the Purchaser to Seller or a pledge or security agreement.  Each Selling Party waives any right to contest or otherwise assert that this Agreement is other than a true sale by Seller to the Purchaser under applicable law, which waiver shall be enforceable against the Selling Parties in any bankruptcy or insolvency proceeding relating to a Selling Party.

(d)                                 Each of the Selling Parties hereby consents to the Purchaser recording and filing, at the Purchaser’s sole cost and expense, financing statements (and continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary or appropriate to (i) evidence or perfect (x) the contribution, assignment, transfer, conveyance and grant by ImmunoGen to the Seller, and the acquisition and acceptance by the Seller from ImmunoGen, of the Contributed Assets, and (y) the sale, assignment, transfer, conveyance and grant by the Seller to the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Purchaser, and the purchase, acquisition and acceptance by the Purchaser from Seller, of the Purchased Interest and (ii) perfect the security interest in the Purchased Interest granted by the Selling Parties to the Purchaser pursuant to Section 2.01(f).

(e)                                  The Selling Parties intend for the conveyance to the Purchaser of the Purchased Interest to be reflected on the Selling Parties’ balance sheets and other financial statements as a sale of the Purchased Interest to the Purchaser and shall be reflected on the Purchaser’s balance sheet and other financial statements as a purchase of the Purchased Interest from Seller.

(f)                                   Notwithstanding that the Selling Parties and the Purchaser expressly intend for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Interest to be a true, complete, absolute and irrevocable sale and assignment, in the event that any transfer contemplated by this Agreement is held not to be a sale, each of the Selling Parties hereby assigns, conveys, grants and pledges to the Purchaser, as security for its obligations created hereunder, a security interest in and to all of such Selling Party’s right, title and interest in, to and under the Purchased Interest, whether now owned or hereafter acquired, and any proceeds (as such term is defined in the UCC) thereof and, solely in such event, this Agreement shall constitute a security agreement.

Section 2.02                            Transfers and Payments in Respect of the Purchased Interest.

The Purchaser shall be entitled to receive the following transfers and payments in respect of the Purchased Interest, subject to the Reversionary Interest:

(a)                                 Prior to the Stepdown Commencement Date, cash in respect of the Initial Product Payment Amount to be paid to Purchaser shall be paid to the Joint Concentration Account, which Initial Product Payment Amount shall be transferred from the Joint Concentration Account into the Purchaser Concentration Account within [***] Business Days following the Purchaser’s receipt of the Quarterly Report applicable to the amounts deposited into the Joint Concentration Account pursuant and subject to Section 5.05.  In the event Seller or ImmunoGen receives any Royalties directly from Genentech (i.e. not from the Joint Concentration Account), Seller or ImmunoGen, as the case may be, shall hold such amounts in trust for the benefit of the Purchaser and, within [***] Business Days after receipt thereof, deposit such amounts into the Joint Concentration Account by wire transfer of immediately available funds and notify the Purchaser of such deposit and provide reasonable details regarding the Royalties so received by the Seller or ImmunoGen.

(b)                                 On and after the Stepdown Commencement Date, whether prior to or following the occurrence of a Bankruptcy Event, cash in respect of the Stepdown Product Payment Amount to be paid to Purchaser shall be paid to the Joint Concentration Account, which Stepdown Product Payment Amount shall be transferred from the Joint Concentration Account into the Purchaser Concentration Account within [***] Business Days following the Purchaser’s receipt of the Quarterly Report applicable to the amounts deposited into the Joint Concentration Account pursuant and subject to Section 5.05.  In the event Seller or ImmunoGen receives any Royalties directly from Genentech (i.e. not from the Joint Concentration Account), Seller or ImmunoGen,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

as the case may be, shall hold such amounts in trust for the benefit of the Purchaser and, within [***] Business Days after receipt thereof, deposit such amounts into the Joint Concentration Account by wire transfer of immediately available funds and notify the Purchaser of such deposit and provide reasonable details regarding the Royalties so received by the Seller or ImmunoGen.

(c)                                  Purchaser shall be entitled to receive the Stepdown Product Payment Amount once the Purchaser has received aggregate payments in respect of Royalties from the Initial Product Payment Amount in an amount equal to the Stepdown Threshold (Seller’s right to the remaining Royalties, the “Reversionary Interest,” and the date that such Stepdown Threshold has been met, the “Stepdown Commencement Date”).

(d)                                 For avoidance of doubt, the parties understand and agree that if Genentech fails to pay any Royalties when the Selling Parties or the Purchaser reasonably believes they are due under the License Agreement (each such unpaid amount, a “Discrepancy”) whether because of a disagreement with Genentech as to (i) when, whether or the amount of any Royalties that are owed or (ii) the amount of any Set-off taken by Genentech, then the Selling Parties shall not be obligated to pay to the Purchaser or otherwise compensate or make the Purchaser whole with respect to any such Discrepancy, but instead the Selling Parties shall use commercially reasonable efforts to recover such Discrepancy from Genentech as contemplated by Sections 5.06(c), 5.06(f) or 5.06(g), as applicable.  For purposes of clarity, this Section 2.02(d) shall not limit or otherwise impair the Purchaser’s rights to indemnification for Losses under Section 8.05.

Section 2.03                            Purchase Price.

In full consideration for the sale of the Purchased Interest, and subject to the terms and conditions set forth herein, the Purchaser shall pay to Seller, or its designee, on the Closing Date, the sum of $200,000,000 (the “Purchase Price”) by wire transfer to an account designated in writing by Seller.

Section 2.04                            No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is acquiring only the Purchased Interest and is not assuming any liability or obligation of Seller or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under the License Agreement or any Transaction Document or otherwise.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of Seller or its Affiliates (the “Excluded Liabilities and Obligations”).

Section 2.05                            Excluded Assets.

The Purchaser does not, by purchase of the rights granted hereunder or otherwise pursuant to any of the Transaction Documents, acquire any assets or contract rights of the Selling Parties under the License Agreement, the Patent Rights or any other assets of the Selling Parties, other than the Purchased Interest.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

Each of the Selling Parties, on a joint and several basis, hereby represents and warrants to the Purchaser as of the date of this Agreement the following:

Section 3.01                            Organization; Operations of Seller.

(a)                                 ImmunoGen is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents (except where the failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect).  ImmunoGen is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(b)                                 The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all powers and all licenses, authorizations, consents and approvals required to conduct its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents (except where the failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect). The Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(c)                                  The Seller was formed on March 24, 2015, for the sole purpose of acquiring the Contributed Assets as contemplated by the Contribution, selling the Purchased Interest to the Purchaser as contemplated hereby and otherwise performing its obligations under the Transaction Documents.  The Seller has not been, is not, and will not be engaged, in any business unrelated to effecting the transactions contemplated by the Transaction Documents.  The sole assets of the Seller that it has owned or will own consist exclusively of the Contributed Assets and any rights arising under the Transaction Documents.  Since the date of the Seller’s formation, the Seller has not incurred any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person, except as required to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.  The Seller has no obligations or liabilities, except those incurred in connection with, and pursuant to the Transaction Documents and the transactions contemplated thereby. Seller has not and does not intend to make an election to be treated as other than a disregarded entity for U.S. federal income tax purposes.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 3.02                            Corporate Authorization.

Each Selling Party has all necessary corporate or limited liability company, as applicable, power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The Transaction Documents have been duly authorized, executed and delivered by each Selling Party and each Transaction Document constitutes the valid and binding obligation of each Selling Party, enforceable against each Selling Party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.03                            Governmental Authorization.

The execution and delivery by each Selling Party of the Transaction Documents, and the performance by each Selling Party of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority.

Section 3.04                            Ownership.

(a)                                 The Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Contributed Assets and has good and valid title thereto, free and clear of all Liens (other than Permitted Liens), and prior to the Contribution, ImmunoGen was the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Contributed Assets and had good and valid title thereto, free and clear of all Liens (other than Permitted Liens).  The Purchased Interest sold, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date shall not have been pledged, sold, contributed, assigned, transferred, conveyed or granted by either Selling Party to any other Person (other than the Contribution). At the time of the Contribution, ImmunoGen had full right to contribute, assign, transfer, convey and grant the Contributed Assets to the Seller, and following the Contribution, the Seller has full right to sell, contribute, assign, transfer, convey and grant the Purchased Interest to the Purchaser. Upon the sale, assignment, transfer, conveyance and granting by the Seller of the Purchased Interest to the Purchaser, the Purchaser shall acquire good and valid title to the Purchased Interest free and clear of all Liens, other than Permitted Liens, and immediately after the Closing shall be the exclusive owner of the Purchased Interest, subject to the Reversionary Interest.

(b)                                 ImmunoGen owns all of the Patent Rights free and clear of all Liens, other than Permitted Liens and Liens involving licenses to any of the Patent Rights for products other than the Product that would not result in a Material Adverse Effect and except as provided in the License Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 3.05                            Solvency.

Assuming consummation of the transactions contemplated by the Transaction Documents (i) the present fair saleable value of each Selling Party’s assets is greater than the amount required to pay its debts as they become due, (ii) each Selling Party does not have unreasonably small capital with which to engage in its business, and (iii) each Selling Party has not incurred, nor does it have present plans or intentions to incur, debts or liabilities beyond its ability to pay such debts or liabilities as they become absolute and matured.

Section 3.06                            Litigation.

Except as disclosed on Schedule 3.06 of the Disclosure Schedules, there is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Selling Parties, threatened, against the Selling Parties or (ii) any governmental inquiry pending or, to the Knowledge of the Selling Parties, threatened against the Selling Parties, in each case with respect to clauses (i) and (ii) above, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

Section 3.07                            Compliance with Laws.

The Selling Parties (i) are not in violation of, and have not violated, and (ii) to the Knowledge of the Selling Parties, are not under investigation with respect to, and have not been threatened to be charged with or been given notice of any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ decree, permit or license granted, issued or entered by, any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

Section 3.08                            Conflicts.

(a)                                 Neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby and thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respect any provisions of, that in each case or in the aggregate could reasonably be expected to result in a Material Adverse Effect, (A) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, in each case to which the Selling Parties or any of their respective Subsidiaries or any of their respective assets or properties are subject or bound, or (B) any contract, agreement, commitment or instrument to which the Selling Parties or any of their respective Subsidiaries is a party or by which the Selling Parties or any of their respective Subsidiaries or any of their respective assets or properties is bound or committed, other than those contracts, agreements, commitments or instruments described in clause (a)(ii) hereof; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respect any provisions of, any contract, agreement, commitment or instrument to which Genentech and either of the Selling Parties or any of their respective Subsidiaries is a party or by which Genentech and either of the Selling Parties or any of their respective Subsidiaries or any of their respective assets or properties is bound or committed, including without limitation the License Agreement; (iii) contravene,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of the Selling Parties or any of their respective Subsidiaries; (iv)  require any notification to, filing with, or consent (other than the Genentech Consent) of, any Person or Governmental Authority; (v) give rise to any right of termination, suspension, cancellation or acceleration of any right or obligation of the Selling Parties or any of their respective Subsidiaries or any other Person; or (vi) result in the creation or imposition of any Lien on the Contributed Assets or the Purchased Interest (other than Permitted Liens).

(b)                                 The Selling Parties have not granted, nor does there exist, any Lien on the License Agreement, the Contributed Assets or the Purchased Interest (other than Permitted Liens).

Section 3.09                            Broker’s Fees.

The Selling Parties have not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transaction contemplated by the Transaction Documents, except for MTS Health Partners, L.P. which will be entitled to a fee payable by the Selling Parties.

Section 3.10                            Patent Rights.

(a)                                 Schedule 3.10(a) of the Disclosure Schedules sets forth an accurate and complete list of all Patent Rights and, for each of the patents included in the Patent Rights listed on Schedule 3.10(a) of the Disclosure Schedules, (i) the countries in which such patents are issued, (ii) the patent number, and (iii) the expected expiration date of the issued patents.  Schedule 3.10(a) of the Disclosure Schedules also sets forth, for each pending patent application included in the Patent Rights listed on Schedule 3.10(a) of the Disclosure Schedules, an accurate and complete list of (i) the countries in which such patent applications are pending, (ii) the patent application number or publication number, and (iii) the filing date of the patent application.

(b)                                 To the Selling Parties’ Knowledge, each of the issued patents included in the Patent Rights is valid and enforceable.  ImmunoGen is the exclusive owner of each of the Patent Rights.

(c)                                  KADCYLA or the “Product” is a “Licensed Product” as defined in the License Agreement.

(d)                                 There are no unpaid maintenance or renewal fees payable by the Selling Parties to any third party that are currently and finally overdue for any of the Patent Rights.  No issued Patent Rights have lapsed or been abandoned, cancelled or expired except in the ordinary course.  To the Knowledge of the Selling Parties, each individual associated with the filing and prosecution of the Patent Rights, including the named inventors of the Patent Rights, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

to be material to the patentability of each of the Patent Rights, in those jurisdictions where such duties exist.

(e)                                  Except as disclosed on Schedule 3.10(e) of the Disclosure Schedules, there is no pending or, to the Knowledge of the Selling Parties, threatened (in writing) opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim (each, a “Dispute” and collectively, the “Disputes”), challenging the legality, validity, enforceability or ownership of any of the Patent Rights.  Except as disclosed on Schedule 3.10(e) of the Disclosure Schedules, the Selling Parties have not received any notice pursuant to Section 6.5 of the License Agreement.

(f)                                   Except as disclosed on Schedule 3.10(f) of the Disclosure Schedules, there is no pending or, to the Knowledge of the Selling Parties, threatened action, suit, or proceeding, or any investigation or claim by any Person or Governmental Authority to which the Selling Parties or to which Genentech is a party that claims that the Patent Rights or the marketing, sale or distribution of the Product by Genentech pursuant to the License Agreement do or will infringe on any patent or other intellectual property rights of any other Person.  The Selling Parties have not received any notice pursuant to Section 6.3 of the License Agreement.  To the Knowledge of the Selling Parties, no Person is infringing, misappropriating or making any unauthorized use of any of the Patent Rights.  There is no pending, or, to the Knowledge of the Selling Parties, threatened action, suit, or proceeding, or any investigation or claim (other than claims under the License Agreement), by either of the Selling Parties against any Person in relation to the Patent Rights.

Section 3.11                            Regulatory Approval, Manufacturing and Marketing.

(a)                                 Genentech has been responsible for the clinical development of the Product and seeking Regulatory Approval of the Product under the License Agreement and the Selling Parties have no responsibility for the development of the Product or seeking Regulatory Approval of the Product under the License Agreement.

(b)                                 To the Knowledge of the Selling Parties, Genentech has complied with its obligations to develop the Product and seek and obtain Regulatory Approval for the Product set forth in Section 3.1 of the License Agreement.  Neither of the Selling Parties has ever attempted to exercise any remedy against Genentech pursuant to Section 3.1(b) of the License Agreement.

(c)                                  Schedule 3.11(c) of the Disclosure Schedules sets forth a true and complete copy of the royalty report received from Genentech by ImmunoGen under Section 4.5 of the License Agreement relating to Net Sales of the Product through September 30, 2014.

(d)                                 Genentech has been, since 2000, and continues to be, responsible for the manufacturing of the Product under the License Agreement and the Selling Parties have no responsibility for manufacturing the Product under the License Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(e)                                  Genentech has been, and continues to be, and the Selling Parties are not, responsible for the marketing, promotion, sales and distribution of the Product under the License Agreement.  To the Knowledge of the Selling Parties, Genentech has complied with its obligations related to the marketing, promotion, sales and distribution of the Product set forth in Section 3.1 of the License Agreement.

Section 3.12                            Subordination.

The claims and rights of the Purchaser created by any Transaction Document in and to the Purchased Interest are not subordinated to any creditor of the Selling Parties or any other Person.

Section 3.13                            License Agreement.

(a)                                 The Selling Parties have provided to the Purchaser an accurate and complete copy of the License Agreement and the Genentech Consent.

(b)                                 Each of the License Agreement and the Genentech Consent is in full force and effect, and immediately following the Closing, each of the License Agreement and the Genentech Consent will continue immediately after the Closing in full force and effect, without modification, and each is, and immediately after the Closing, shall remain, the legal, valid and binding obligation of each of ImmunoGen, the Seller (to the extent applicable) and, to the Knowledge of the Selling Parties, Genentech, enforceable against ImmunoGen, the Seller (to the extent applicable) and, to the Knowledge of the Selling Parties, Genentech in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, the UCC, and general equitable principles.  The execution, delivery and performance of the License Agreement was and is within the corporate powers of ImmunoGen and, to the Knowledge of the Selling Parties, Genentech.  The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, ImmunoGen and, to the Knowledge of the Selling Parties, Genentech.  There is no breach or default, or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any breach or default, in the performance of the License Agreement by ImmunoGen or the Seller, and, to the Knowledge of the Selling Parties, there is no breach or default, or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any breach or default, in the performance of the License Agreement by Genentech.

(c)                                  The Selling Parties have not received any written notice from Genentech indicating that Genentech has entered into any sublicense pursuant to Section 2.2 of the License Agreement (other than to an Affiliate of Genentech) and, to the Knowledge of the Selling Parties, Genentech has not entered into any such sublicense.

(d)                                 The Selling Parties have not received any notice from Genentech of any alleged breach or default by either of the Selling Parties of the License Agreement or of Genentech’s intention to terminate the License Agreement in whole or in part.  To the Knowledge of the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Selling Parties, ImmunoGen has not received any information from Genentech regarding [***], whether under the Licensing Agreement or otherwise, other than information in the public domain and information included in the annual reports delivered by Genentech to ImmunoGen pursuant to Section 3.2(a) of the License Agreement prior to the Closing and made available to the Purchaser.

(e)                                  Except as provided in the License Agreement, neither Selling Party is a party to any agreement providing for or permitting a sharing of, reduction in, deduction or withholding against, crediting against, or set-off against, and no Person is otherwise entitled to effect a sharing of, reduction in, deduction or withholding against, crediting against, or set-off against, the Royalties.

Section 3.14                            [***].

Except as provided in Section [***] of the License Agreement, Genentech has no right of [***] Royalties or any other amounts payable under the License Agreement.  Except as set forth on Schedule 3.14 of the Disclosure Schedules, to the Knowledge of the Selling Parties, Genentech has not exercised, whether under the License Agreement or otherwise, and to the Knowledge of the Selling Parties, Genentech has not had the right to exercise, any [***] Royalties or any other amounts payable under the License Agreement, including without limitation pursuant to Section [***] of the License Agreement.  To the Knowledge of the Selling Parties, all payments required to be paid by Genentech pursuant to the License Agreement for any period ending on or prior to the date of this Agreement have been paid in full as and when due free and clear and without any deduction or set-off for or on account of any taxes (including withholding taxes) of any nature imposed by any Governmental Authority.

Section 3.15                            No Other Representations or Warranties.

Except for the representations and warranties contained in this Article III, neither the Selling Parties nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Selling Parties, including any representation or warranty as to the accuracy or completeness of any information regarding the Purchased Interest, the Product or the Royalties furnished or made available to Purchaser or its Representatives (including any information, documents or material delivered to Purchaser, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Product, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Selling Parties as of the date of this Agreement the following:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 4.01                            Organization.

The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and the Purchaser has all powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02                            Authorization.

The Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The Transaction Documents have been duly authorized, executed and delivered by the Purchaser and each Transaction Document constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 4.03                            Broker’s Fees.

The Purchaser has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 4.04                            Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby or thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of (A) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Purchaser or any of its assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of any organizational or constitutional documents of the Purchaser; or (iii) require any notification to, filing with, or consent of, any Person or Governmental Authority.

Section 4.05                            Access to Information.

The Purchaser acknowledges that it has (i) reviewed the License Agreement and such other documents and information relating to the Product and (ii) has had the opportunity to ask such questions of, and to receive answers from, representatives of the Selling Parties concerning the License Agreement and the Product, in each case as it deemed necessary to make an informed decision to purchase the Purchased Interest in accordance with the terms of this Agreement.  The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing the Purchased Interest in accordance with the terms of this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE V
COVENANTS

The parties covenant and agree as follows:

Section 5.01                            Books and Records.

(a)                                 As promptly as practicable after receipt by a Selling Party of notice of any action, claim, investigation or proceeding (commenced or threatened) relating to the transactions contemplated by any Transaction Document or the License Agreement, the Selling Parties shall inform the Purchaser of the receipt of such notice and the substance of such action, claim, investigation or proceeding and, if in writing, shall furnish the Purchaser with a copy of such notice and any related materials with respect to such action, claim, investigation or proceeding (subject to any Selling Party confidentiality obligations with Persons other than Genentech to the extent any such notice, related materials and description of the substance of the applicable action, claim, investigation or proceeding does not reasonably relate to the Royalties and is subject to such confidentiality obligations).

(b)                                 The Selling Parties shall keep and maintain, or cause to be kept and maintained, full and accurate books of accounts and records adequate to reflect accurately all Royalties paid and/or payable with respect to the License Agreement and all deposits made into the applicable Deposit Accounts.

(c)                                  As promptly as practicable after receipt by the Selling Parties of any material written notice, certificate, offer, proposal, correspondence, report or other written communication relating directly to the License Agreement, the Royalties or the Product, the Selling Parties shall inform the Purchaser of such receipt and the substance contained therein and, if in writing, shall furnish the Purchaser with a copy of such notice, certificate, offer, proposal, correspondence, report or other written communication (subject to any Selling Party confidentiality obligations with Persons other than Genentech to the extent any such notice, certificate, offer, proposal, correspondence, report or other written communication does not reasonably relate to the Royalties and is subject to such confidentiality obligations).  Notwithstanding anything herein to the contrary, in the event Genentech provides the Selling Parties with any written communication or announcement concerning the License Agreement, the Royalties or the Product and informs the Selling Parties that such written communication or announcement is intended for subsequent public announcement by Genentech, the Selling Parties shall not be required to provide the Purchaser with such written communication or announcement until the earlier of (i) [***] following Genentech’s public announcement of such written communication or announcement or (ii) [***] following receipt of such written communication or announcement from Genentech.

Section 5.02                            Confidentiality; Public Announcement.

(a)                                 Except as expressly authorized in this Agreement or the other Transaction Documents or except with the prior written consent of Seller, the Purchaser hereby agrees that (i)

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

it will use the Confidential Information solely for the purpose of the transactions contemplated by this Agreement and the other Transaction Documents and as necessary in exercising its rights and remedies and performing its obligations hereunder and thereunder; (ii) it will keep confidential the Confidential Information; (iii) it will not furnish or disclose to any Person any Confidential Information; (iv) so long as, with respect to each item, such item is Confidential Information, and except with respect to internal communications or private communications with the Purchaser’s Representatives (as defined below), it will not make use of the trademark, logo, service mark, trade dress or other mark or symbol identifying or associated with the Product, any manufacturer, distributor or supplier of the Product, or the Selling Parties and (v) it shall take the same commercially reasonable steps to protect the Confidential Information as its takes to protect its own proprietary and confidential information.  Notwithstanding anything to the contrary set forth in this Agreement, the parties acknowledge and agree that Confidential Information shall not include any information to the extent it can be established by competent written records (A) is, at the time of disclosure, or thereafter becomes, a part of the public domain or publicly known or available, other than through any act or omission of the Purchaser in breach of its obligations under this Section 5.02, (B) was known to the Purchaser at the time of disclosure to the Purchaser, (C) is, at the time of disclosure, or thereafter becomes, known to the Purchaser from a source that had a lawful right to disclose such information to others or (D) was independently developed by the Purchaser without use or reference to any Confidential Information.

(b)                                 Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the Purchaser may, without the consent of Seller, (i) furnish or disclose Confidential Information of ImmunoGen or the Seller and Other Genentech Confidential Information to its or any of its Affiliates’ actual and potential partners, directors, employees, managers, officers, investors, co-investors, financing parties, bankers, lenders, advisors, trustees and representatives (“Representatives”) on a need-to-know basis provided that such Persons shall be informed of the confidential nature of such information and such Persons shall (Y) with respect to such Confidential Information of ImmunoGen or the Seller, be under confidentiality obligations with respect to such information on terms substantially similar to this Section 5.02 for a period of at least [***] and (Z) with respect to such Other Genentech Confidential Information, have agreed in writing to be bound by confidentiality provisions at least as protective as this Section 5.02, (ii) furnish or disclose Confidential Information of ImmunoGen or the Seller and Other Genentech Confidential Information to any potential or actual purchaser, transferee or assignee of all or any portion of the Purchased Interest to whom the Purchaser is entitled to sell, transfer or assign the Purchased Interest (or portion thereof) under Section 8.04(d) of this Agreement provided that such potential or actual purchaser, transferee or assignee shall be informed of the confidential nature of such information and such potential or actual purchaser, transferee or assignee shall (Y) with respect to such Confidential Information of ImmunoGen or the Seller, be under confidentiality obligations with respect to such information on terms substantially similar to this Section 5.02 for a period of at least [***] and (Z) with respect to such Other Genentech Confidential Information, have agreed in writing to be bound by confidentiality provisions at least as protective as this Section 5.02 and (iii) include disclosure of the Purchase Price and the amount and nature of the Royalties in the footnotes to the Purchaser’s or any of its Affiliates’ financial statements, to the extent so required by the Purchaser’s

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

independent accountants, or include comparable disclosure in the Purchaser’s or any of its Affiliates’ unaudited quarterly financial statements provided that the recipients of such financial statements shall be under confidentiality obligations with respect to such information.  Each party hereby acknowledges that the United States federal and state securities laws prohibit any Person that has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

(c)                                  In the event that the Purchaser, its Affiliates or their respective Representatives are required by applicable law or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to furnish or disclose any portion of the Confidential Information, the Purchaser shall, to the extent legally permitted, provide the Seller, as promptly as practicable, with written notice of the existence of, and terms and circumstances relating to, such requirement, so that the Seller may seek a protective order or other appropriate remedy (and, if the Seller seeks such an order, the Purchaser, such Affiliates or such Representatives, as the case may be, shall provide, at the Seller’s expense, such cooperation as Seller shall reasonably require).  Subject to the foregoing, the Purchaser, such Affiliates or such Representatives, as the case may be, may disclose that portion (and only that portion) of the Confidential Information that is legally required to be disclosed; provided, however, that the Purchaser, such Affiliates or such Representatives, as the case may be, shall exercise reasonable efforts (at the Seller’s expense) to obtain reliable assurance that confidential treatment will be accorded any such Confidential Information disclosed.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the Purchaser may disclose the Confidential Information, including this Agreement, the other Transaction Documents and the terms and conditions hereof and thereof, to the extent necessary in connection with the enforcement of its rights and remedies hereunder or thereunder or as required to perfect the Purchaser’s rights hereunder or thereunder; provided that, the Purchaser shall only disclose that portion of the Confidential Information that its counsel advises that it is legally required to disclose and is necessary to disclose to enforce or perfect its rights and remedies hereunder and thereunder, and will exercise commercially reasonable efforts to ensure that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed, including requesting confidential treatment of information in the Transaction Documents (for purposes of clarity, the Purchaser shall not be required to seek confidential treatment with respect to any financing statements permitted under Section 2.01(d), but the forms of such initial financing statements will be provided to the Selling Parties for approval prior to filing, which shall not be unreasonably withheld).  In any such event, Purchaser will not oppose action by Seller to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

(e)                                  Subject to Section 5.02(b), the Purchaser shall not, and shall cause its Affiliates not to, without the prior written consent of the Selling Parties, issue any press release or make

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document while such information remains Confidential Information, except if and to the extent that any such release or disclosure is required by applicable law or by any Governmental Authority of competent jurisdiction, in which case, Purchaser or its Affiliates, as the case may be, shall use commercially reasonable efforts to consult in good faith with the Selling Parties regarding the form and content thereof before issuing such press release or making such public announcement.  The Selling Parties shall not, and shall cause their Affiliates and Representatives not to, reference the name of the Purchaser, its Affiliates or any of their respective Representatives in any press release or any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document while such information remains Confidential Information, except that the name of the Purchaser may be shown to the extent that a copy of this Agreement is filed by ImmunoGen with the Securities and Exchange Commission as part of any of ImmunoGen’s periodic filings under the Securities and Exchange Act of 1934, as amended, and also in the exhibit index included in that periodic filing that includes the copy of this Agreement.

(f)                                   Following the Closing, ImmunoGen and the Seller shall use commercially reasonable efforts (which for the avoidance of doubt shall not require ImmunoGen or the Seller to pay any amounts to Genentech or otherwise incur any monetary obligation to Genentech or to alter any of the financial terms of the License Agreement) to obtain Genentech’s consent to allow the Purchaser to provide the Primary Genentech Confidential Information to any potential or actual purchaser, transferee or assignee of all or any portion of the Purchased Interest to whom the Purchaser is entitled to sell, transfer or assign the Purchased Interest (or portion thereof) under Section 8.04(d) of this Agreement, on terms to be agreed between ImmunoGen and the Seller (in consultation with the Purchaser) and Genentech.  Each of ImmunoGen and the Seller also hereby agree that, notwithstanding anything to the contrary set forth in this Agreement and the Confidentiality Agreement, upon receipt of a consent from Genentech to the effect as described in the immediately preceding sentence, the Purchaser shall be entitled under this Agreement and the Confidentiality Agreement, without obtaining any consent from ImmunoGen or the Seller, to provide such Primary Genentech Confidential Information to any such potential or actual purchaser, transferee, or assignee to the extent permitted by the consent received from Genentech pursuant to this Section 5.02(f).

(g)                                  The confidentiality provisions set forth in this Section 5.02 supersede the provisions of the Confidentiality Agreement in all respects other than with respect to the Primary Genentech Confidential Information, with respect to which the Confidentiality Agreement shall govern in all respects and this Section 5.02 shall be of no force and effect.

Section 5.03                            Quarterly Reports.

The Selling Parties shall, within [***] Business Days following the receipt by the Selling Parties of the reports required under Section 4.5(a) of the License Agreement, deliver to the Purchaser a Quarterly Report for such quarter.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.04                            Commercially Reasonable Efforts; Further Assurance.

(a)                                 Subject to the terms and conditions of this Agreement, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by any Transaction Document.  The Purchaser and the Selling Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document and to vest in the Purchaser good, valid and marketable rights and interests in and to the Purchased Interest free and clear of all Liens, other than Permitted Liens.  Notwithstanding the foregoing, (i) the Selling Parties shall not be obligated to seek an amendment to the License Agreement, and (ii) the License Agreement shall be subject to Section 5.06 in lieu of this Section 5.04.

(b)                                      The Selling Parties and the Purchaser shall cooperate and provide assistance as reasonably requested by the other party and at the other party’s expense in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which the other party hereto or any of its officers, directors, shareholders, members, partners, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such persons have a direct or indirect interest, in each case relating to any Transaction Document, the Purchased Interest or the transactions described herein or therein, but in all cases excluding any litigation brought by the Selling Parties against the Purchaser or brought by the Purchaser against the Selling Parties.

Section 5.05                            Remittance to Joint Concentration Account.

(a)                                 As required by Section 6.02(b) hereof, the parties hereto shall enter into a Deposit Agreement, substantially in the form of Exhibit C attached hereto, which will provide for, among other things, the establishment and maintenance of the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account in accordance with the terms herein and therein.  The Purchaser Concentration Account shall be held solely for the benefit of the Purchaser, but shall be subject to the terms and conditions of the Transaction Documents.  Funds deposited into the Joint Concentration Account shall be treated as provided in the Deposit Agreement.  The Purchaser shall have immediate and full access to and control of any funds held in the Purchaser Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Depositary Bank.  After the amounts payable to the Purchaser under Section 2.02 are transferred to the Purchaser Concentration Account, as provided in the Deposit Agreement, the amounts remaining in the Joint Concentration Account shall then be transferred to the Seller Concentration Account.  Seller shall have immediate and full access to and control of any funds held in the Seller Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Depositary Bank.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b)                                 All fees, expenses and charges owing to the Depositary Bank pursuant to the terms of the Deposit Agreement shall be paid to the Depositary Bank from the Joint Concentration Account prior to transfer of any amounts from the Joint Concentration Account to either the Purchaser Concentration Account or the Seller Concentration Account, by debiting such fee, expense or charge from the Joint Concentration Account.  All Operating Expenses and costs and expenses incurred by the Selling Parties that are reimbursable pursuant to Section 5.06(h) (for reimbursement of any costs or expenses incurred by Selling Parties in taking any of the actions described in Sections 5.06(c), 5.06(f), or 5.06(g)) of this Agreement shall be paid to the Seller Concentration Account from the Joint Concentration Account prior to transfer of any amounts from the Joint Concentration Account to either the Purchaser Concentration Account or the Seller Concentration Account by debiting such costs or expenses from the Joint Concentration Account.

(c)                                  At all times as Royalties are payable under the License Agreement, the Selling Parties shall instruct and use commercially reasonable efforts to cause Genentech to pay directly into the Joint Concentration Account all Royalties payable by Genentech, and within ten (10) Business Days after the Closing Date, ImmunoGen shall send the letter attached hereto as Exhibit E to Genentech (the “Genentech Instruction”).  Without in any way limiting the foregoing, commencing on the Closing Date and at any time thereafter, any and all Royalties received by the Selling Parties shall be held in trust for the benefit of the Purchaser and directed into the Joint Concentration Account within [***] Business Days of the Selling Parties’ receipt thereof, and the Selling Parties shall notify the Purchaser of such deposit and provide reasonable details regarding the Royalties so received by the Selling Parties.

(d)                                 Neither party hereto shall have any right to terminate the Depositary Bank without the other party’s prior written consent.  Any such consent, which the other party may grant or withhold in its discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of the other party:

(1)                                 the successor Depositary Bank shall be reasonably acceptable to the other party;

(2)                                 the Purchaser and Seller and the successor Depositary Bank shall have entered into an agreement substantially in the form of the Deposit Agreement attached hereto as Exhibit C;

(3)                                 all funds and items in the accounts subject to the Deposit Agreement to be terminated shall be transferred to the new accounts held at the successor Depositary Bank prior to the termination of the then existing Depositary Bank; and

(4)                                 the Purchaser shall have received written evidence that Genentech has been instructed to remit all future Royalties to the new Joint Concentration Account held at the successor Depositary Bank.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.06                            License Agreement.

(a)                                 Except as discussed amongst the parties as set forth in a communication from the Selling Parties’ counsel to Purchaser’s counsel dated March 23, 2015 identified by the caption “Section 5.06(a) and (g) Disclosures”, the Selling Parties shall not (i) forgive, release or compromise any Royalty owed under the License Agreement, (ii) waive, amend, cancel or terminate, or exercise or fail to exercise as provided in Sections 5.06(c) and (g) hereof, any of their material rights constituting or involving the right to receive the Royalties, or (iii) amend, modify, restate, cancel, supplement, terminate or waive any provision of the Genentech Consent, the Genentech Instruction or the License Agreement, or grant any consent under the Genentech Consent or the License Agreement, or agree to do any of the foregoing, including entering into any agreement with Genentech under the provisions of such License Agreement, unless any such action would reasonably be expected not to have a Material Adverse Effect.

(b)                                 ImmunoGen and the Seller (if applicable) shall timely and fully perform and comply with each of its duties and obligations under the License Agreement.

(c)                                  If, during the term of this Agreement, ImmunoGen or the Seller learns of any actual, alleged or threatened infringement by any Person of any of the Patent Rights insofar as they relate to the Product, ImmunoGen or the Seller, as applicable, shall promptly notify the Purchaser and provide the Purchaser with available evidence of such infringement.  ImmunoGen shall consult with the Purchaser and may, and, prior to the Stepdown Commencement Date, if requested in writing by the Purchaser shall, proceed, in consultation with the Purchaser, to institute a suit, action or other proceeding and to use its commercially reasonable efforts to enforce the Patent Rights (but only insofar as they relate to the Product) and to exercise such rights and remedies relating to such suit, action or proceeding as shall be available to ImmunoGen under applicable laws, rules and regulations or under principles of equity, unless ImmunoGen (in consultation with Purchaser) and Genentech determine that Genentech (and not ImmunoGen) will institute a suit, action or other proceeding to enforce the Patent Rights (but only insofar as they relate to the Product) and exercise such rights and remedies relating to such suit, action or proceeding as shall be available under applicable laws, rules and regulations or under principles of equity.  If, during the term of this Agreement, ImmunoGen or the Seller learns of any claim by any Person that is subject to Section 6.5 of the License Agreement, ImmunoGen or the Seller, as applicable, shall promptly notify the Purchaser, provide the Purchaser with available information relating to such claim, and consult with the Purchaser regarding the appropriate response to such claim.  If, pursuant to Section 6.5 of the License Agreement, ImmunoGen shall have the right to defend against such claim, then ImmunoGen may, and, prior to the Stepdown Commencement Date, if requested in writing by the Purchaser shall, proceed, in consultation with the Purchaser, to defend the Patent Rights and to exercise such rights and remedies relating to such claim as shall be available to ImmunoGen under applicable laws, rules and regulations or under principles of equity, unless ImmunoGen (in consultation with Purchaser) and Genentech determine that Genentech (and not ImmunoGen) will institute a suit, action or other proceeding to defend (or take appropriate action to defend) the Patent Rights and exercise such rights and remedies relating to such suit, action or proceeding or other defense as shall be available under applicable laws, rules and regulations or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

under principles of equity.  In connection with any such suit, action, other proceeding or defense, prior to the Stepdown Commencement Date, ImmunoGen shall employ such counsel as ImmunoGen may recommend (as long as reasonably acceptable to Purchaser).

(d)                                 ImmunoGen shall prosecute and maintain in full force and effect all patents and pending patent applications included in the Patent Rights, except where the failure to do so would not reasonably be likely to result in a Material Adverse Effect.

(e)                                  The Selling Parties shall as promptly as practicable provide to the Purchaser copies of any material reports or other information prepared by Genentech either has received pursuant to the License Agreement or hereunder that has not been previously provided to the Purchaser by the Selling Parties or any other Person (subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent).

(f)                                   As promptly as practicable after receiving written or oral notice from Genentech, (A) terminating the License Agreement, or (B) alleging any material breach of or default under the License Agreement by ImmunoGen or the Seller (if applicable), the Selling Parties shall (x) give a written notice to the Purchaser describing in reasonable detail the relevant breach or default, including a copy of any written notice received from Genentech, subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent, and, in the case of any breach or default or alleged breach or default by ImmunoGen or the Seller (if applicable), ImmunoGen or the Seller (if applicable) shall consult with the Purchaser as to any action ImmunoGen or the Seller (if applicable) proposes to take to dispute or correct such alleged breach or default and (y) take commercially reasonable efforts (including, prior to the Stepdown Commencement Date, at the direction of the Purchaser) to either (i) dispute such breach or default, (ii) cure as promptly as practicable such breach or default, or (iii) otherwise resolve such dispute.  In connection with any such dispute prior to the Stepdown Commencement Date, ImmunoGen or the Seller (if applicable) shall employ such counsel as the Purchaser may recommend (as long as such counsel is reasonably acceptable to ImmunoGen or the Seller (if applicable)).

(g)                                  Except as discussed amongst the parties as set forth in a communication from the Selling Parties’ counsel to Purchaser’s counsel dated March 23, 2015 identified by the caption “Section 5.06(a) and (g) Disclosures”, as promptly as practicable after becoming aware of any threatened or actual breach of or default under the License Agreement by Genentech that could reasonably be expected to result in a Material Adverse Effect, ImmunoGen or the Seller, as applicable, (i) shall consult with the Purchaser as to ImmunoGen’s or the Seller’s response to such threatened or actual breach or default, including giving a written notice to the Purchaser describing in reasonable detail the relevant breach or default and any action ImmunoGen or Seller proposes to take as a possible response, together with a copy of any written notice that Seller proposes to send to Genentech, and (ii) use commercially reasonable efforts (including, prior to the Stepdown Commencement Date, at the direction of the Purchaser) to enforce its rights and remedies thereunder.  In connection with any such response and enforcement of rights and remedies under the License Agreement prior to the Stepdown Commencement Date, ImmunoGen or the Seller (if applicable) shall employ such counsel as the Purchaser may

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

recommend (as long as such counsel is reasonably acceptable to ImmunoGen or the Seller (if applicable)).

(h)                                 The Joint Concentration Account shall, in the first instance, be the source for reimbursement of Operating Expenses and ImmunoGen’s and/or the Seller’s costs and expenses incurred by them in taking any of the actions described in Sections 5.06(c), 5.06(f) or 5.06(g) as provided for in Section 5.05(b).  In the event that amounts deposited in the Joint Concentration Account over time are insufficient, in the first instance, to reimburse ImmunoGen and/or the Seller for any such Operating Expenses and costs and expenses, then, prior to the Stepdown Commencement Date, the Purchaser shall reimburse ImmunoGen and/or Seller for one hundred percent (100%) of any such remaining Operating Expenses, costs and expenses (after giving effect to reimbursement from the Joint Concentration Account) and, on and after the Stepdown Commencement Date, the Purchaser shall reimburse ImmunoGen and/or Seller for fifteen percent (15%) of any such remaining Operating Expenses and costs and expenses (after giving effect to reimbursement from the Joint Concentration Account).

Section 5.07                            Audits.

(a)                                 The Purchaser shall have the right to audit, through an independent certified public accountant selected by the Purchaser and reasonably acceptable to the Selling Parties, those accounts and records of the Selling Parties relevant to any Quarterly Reports described in clause (i)(B) of the definition of “Quarterly Report” or that include information described in clause (ii) of such definition as may be reasonably necessary to verify the accuracy of the amounts transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in such Quarterly Reports for any or all of [***] prior to the audit (provided, however, that, prior to conducting any such audit, such accounting firm shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Selling Parties).  Such audits will occur during normal business hours and no more than once per [***].  The Purchaser’s independent certified public accountant will keep confidential all information obtained during such audit and will report to the Purchaser only the actual amount transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in the applicable Quarterly Reports and the resulting discrepancy, if any, between that amount and the amounts in respect of the Purchased Interest that should have been transferred from the Joint Concentration Account to the Purchaser Concentration Account during the [***] in question and the details of any discrepancies (the “Audit Report”).

The Purchaser shall be solely responsible for all the expenses of any audit, unless the Audit Report shows any discrepancy where funds transferred from the Joint Concentration Account to the Purchaser Concentration Account based on information included in the applicable Quarterly Reports were less by [***] or more than such funds should have been for any of [***] then being reviewed.  If the Audit Report shows any such discrepancy, the Selling Parties shall be responsible for the reasonable expenses incurred by the Purchaser for the independent certified public accountant’s services.  The Selling Parties shall otherwise also be responsible for the amounts of any discrepancy shown by the Audit Report for any of [***] then being reviewed between the amount of funds transferred from the Joint Concentration Account to the Purchaser

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Concentration Account based on information included in the applicable Quarterly Reports and what those funds should have been.  Any payment owed by Selling Parties to the Purchaser as a result of the audit shall be made within [***] Business Days of the receipt of the independent certified public accountant’s report by the Purchaser.

Within [***] Business Days of the receipt of the Audit Report, Purchaser shall provide such Audit Report to the Selling Parties. The Selling Parties shall have [***] Business Days from receipt of the Audit Report to provide written notice to Purchaser that they dispute the Audit Report (a “Dispute Notice”). If the Selling Parties do not timely deliver a Dispute Notice to Purchaser or if the Selling Parties notify Purchaser that they do not object to the Audit Report, the Audit Report shall be final and binding on all parties.

If the Selling Parties timely deliver a Dispute Notice to Purchaser, the Selling Parties and Purchaser will use their respective commercially reasonable efforts to resolve any disagreements as to the discrepancies set forth in the Audit Report, but if they do not obtain a final resolution within [***] calendar days after Purchaser’s receipt of the Dispute Notice, then all amounts remaining in dispute shall be submitted to the Neutral Auditors; provided, however, to the extent agreed upon by each of the Selling Parties and Purchaser, the [***] calendar day period set forth in this sentence may be extended for up to an additional [***] calendar days. The Selling Parties and Purchaser will direct the Neutral Auditors to render a determination within [***] calendar days of its engagement and the Selling Parties and Purchaser will cooperate with the Neutral Auditors during their engagement. The Neutral Auditors will consider only those items and amounts set forth in the Dispute Notice which the Selling Parties and Purchaser are unable to resolve. Each of the Selling Parties and Purchaser shall be entitled to make a presentation to the Neutral Auditors regarding the items and amounts that they are unable to resolve. In making its determination, the Neutral Auditors shall not assign any value with respect to a disputed amount that is greater than the highest value for such amount claimed by either the Selling Parties or Purchaser or that is less than the lowest value for such amount claimed by either the Selling Parties or Purchaser. The determination of the Neutral Auditors (the “Final Report”) will be conclusive and binding upon the Selling Parties and Purchaser, absent fraud (by any party) or manifest error. The costs of the Neutral Auditors shall be borne by the party whose determination of the discrepancy (as set forth in the Audit Report, for Purchaser, or in the Dispute Notice, for the Selling Parties) was farthest from the determination of the Final Report, or equally by the Selling Parties, on the one hand, and Purchaser, on the other hand, if the determination of the Final Report is equidistant between the determinations of the parties.

(b)                                 To the extent ImmunoGen or Seller has the right to perform or cause to be performed inspections or audits under the License Agreement regarding payments payable and/or paid to the Selling Parties thereunder (each, a “License Party Audit”), ImmunoGen or Seller, as the case may be, shall, at the reasonable request of the Purchaser (such request not to be made more frequently than once every [***]), use commercially reasonable efforts to cause a License Party Audit to be performed as promptly as practicable in accordance with the terms of the License Agreement.  In conducting a License Party Audit at the request of the Purchaser, subject to the terms of the License Agreement, ImmunoGen or Seller, as the case may be, shall engage a nationally recognized certified public accountant selected by the Purchaser (which shall

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

not be the Purchaser’s independent registered certified public accounting firm) and reasonably acceptable to the Selling Parties.  As promptly as practicable after completion of any License Party Audit (whether or not requested by the Purchaser), ImmunoGen shall deliver to the Purchaser an audit report summarizing the results of such License Party Audit (subject to the confidentiality obligations under Section 5 of the License Agreement, giving effect to the Genentech Consent).  In the event that Purchaser requests a License Party Audit, all of the expenses of any such License Party Audit (including, without limitation, the fees and expenses of the independent public accounting firm) that would otherwise be borne by ImmunoGen or Seller, as the case may be, pursuant to the License Agreement shall instead be borne (as such expenses are incurred) by Purchaser, provided that any reimbursement by Genentech of the expenses of the License Party Audit shall belong to Purchaser.

Section 5.08                            Notice.

The Selling Parties shall provide the Purchaser with written notice as promptly as practicable (and in any event within five (5) Business Days) after becoming aware of any of the following:

(1)                                 the occurrence of a Bankruptcy Event;

(2)                                 any material breach or default by the Selling Parties of any covenant, agreement or other provision of this Agreement or any other Transaction Document; or

(3)                                 any representation or warranty made by the Selling Parties in any of the Transaction Documents or in any certificate delivered to the Purchaser pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made.

with, in the case of clause (1) above, a copy to the Depositary Bank.  In the event the Purchaser has actual notice of the occurrence of a Bankruptcy Event, it shall be entitled to give written notice thereof to the Depositary Bank, provided it concurrently delivers a copy thereof to the Selling Parties.

Section 5.09                            Seller Operations.

The Seller was formed solely for the purpose of owning the Contributed Assets and the transfer of the Purchased Interest to the Purchaser pursuant hereto and shall not engage in any business or other activity not expressly contemplated by the Transaction Documents.  Except as permitted under Section 8.04, all of the equity interests in Seller have at all times been, and shall always be, owned, directly or indirectly, by ImmunoGen.  The Seller will not acquire or otherwise possess any assets or incur any liabilities, Liens (other than Permitted Liens) or other obligations (contractual or otherwise) except in connection with the performance of its obligations under the Transaction Documents or resulting out of the ownership of the Contributed Assets that are not the Purchased Interest.  The Seller will at all times remain in

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

existence as a limited liability company separate and distinct from ImmunoGen or any other Person and will not consent to or enter into any agreement or contract with respect to reorganization, merger, recapitalization or consolidation of the Seller with or into any other Person.  The Seller will at all times maintain itself as a limited liability company in good standing under the laws of its jurisdiction of organization, and pay all applicable taxes, fees or other expenses to and make any applicable filings with or provide any applicable notices to any applicable Governmental Authority in order to so maintain itself.  Neither the Seller nor ImmunoGen or any manager of the Seller shall amend or alter the Contribution Agreement or the Seller Organizational Documents, agree to dissolve the Seller or otherwise windup its affairs or allow or take any action for the Seller to become subject to any Bankruptcy Event.  The Seller shall not fail to correct any known misunderstanding regarding the separate identity of the Seller and shall maintain its accounts, books and records separate from any other Person (including ImmunoGen) and will not commingle any funds with any other Person (including ImmunoGen), except to the extent set forth herein with respect to amounts deposited in the Deposit Account.

Section 5.10                            Offsets.

The Selling Parties shall, and shall cause each of their respective Affiliates to, include in any future agreements with Genentech or any of its Affiliates an express prohibition against any Set-off by Genentech based on any overpayment to, or any amount due from, Genentech or its Affiliates under such agreement against the Royalties or any part thereof, and the Selling Parties shall not, and shall cause each of their respective Affiliates not to, amend any existing agreement with Genentech or any of its Affiliates to provide for any Set-off by Genentech based on any overpayment to, or any amount due from, Genentech or its Affiliates under any such agreement against the Royalties or any part thereof.

Section 5.11                            Interest.

If a payment under this Agreement (which, for purposes of clarity, shall not include any amount payable by Genentech under the License Agreement) is not made within [***] Business Days following the date on which such payment is due, such outstanding payment shall accrue interest (from (and including) such [***] Business Day to (but excluding) the date upon which full payment is made) at the annual rate equal to [***] plus [***] on such [***] Business Day and calculated on the basis of a 365- or 366-day year, as applicable, for the number of days in the accrual period.  Payment of accrued interest will accompany payment of the outstanding payment.  “[***]” means the [***] as reported in [***], on such [***] Business Day.

Section 5.12                            Grant of Rights.

Neither ImmunoGen nor Seller shall grant any right to any Person or enter into any agreement with any Person, and ImmunoGen shall not sell, transfer, convey or assign all or any portion of the Reversionary Interest to any Person, where such grant, agreement, sale, transfer,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

conveyance or assignment or the terms thereof would contravene or conflict with the terms of any of the Transaction Documents or the rights of Purchaser thereunder.

Section 5.13                            [***].

Neither of the Selling Parties shall enter into any transaction or series of transactions with [***] or its Affiliates whereby [***] together with its Affiliates (a) acquires [***] or more of the voting or equity interests of either Selling Party or otherwise acquires control of either Selling Party, in each case whether by merger, consolidation, equity issuance or purchase, reorganization, combination or otherwise, (b) acquires all or substantially all of the assets of either Selling Party or all or substantially all of the assets relating to the Product, or (c) has assigned to any of them [***] or any of either Selling Party’s rights or obligations thereunder, unless in each such case [***] agrees to assume all of the Selling Parties’ obligations under the Transaction Documents on terms reasonably satisfactory to the Purchaser, and agrees that it shall continue to comply with all of [***] obligations under [***] notwithstanding the consummation of such transaction or transactions.

Section 5.14                            Purchase Price.  Purchaser shall have the Purchase Price available for delivery to Seller pursuant to Section 6.03(e) on or before April 3, 2015.

ARTICLE VI
THE CLOSING; CONDITIONS TO CLOSING

Section 6.01                            Closing.

Subject to the closing conditions set forth in Sections 6.02 and 6.03, the closing of this Agreement (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 3rd Avenue, New York, New York 10017, on the Closing Date.

Section 6.02                            Conditions Applicable to the Purchaser in Closing.

The obligations of the Purchaser to effect the Closing, including the requirement to pay the Purchase Price pursuant to Section 2.03, shall be subject to the satisfaction of each of the following conditions, as of the Closing Date, any of which may be waived by the Purchaser in its sole discretion:

(a)                                 Officer’s Certificate.  The Purchaser shall have received a certificate of the Chief Executive Officer of each Selling Party on the date of this Agreement and dated the date of this Agreement to the effect that (i) the representations and warranties of each Selling Party set forth in any Transaction Documents executed on the date of this Agreement were true, correct and complete in all material respects (except for representations and warranties that were already qualified as to materiality, including by being subject to a Material Adverse Effect qualifier, in which case such representations and warranties were true, correct and complete in all respects), as of the date of this Agreement, (ii) as of the date of this Agreement, there had not occurred or was continuing any event or circumstance described in the definition of a Material Adverse Effect or any event or circumstance that could reasonably be expected to result in a Material

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Adverse Effect and (iii) as of the date of this Agreement, no action, suit, litigation, proceeding or investigation had been instituted or was pending (A) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (B) seeking to restrain or prohibit the Purchaser’s acquisition or future receipt of the Purchased Interest.

(b)                                 Bill of Sale.  A Bill of Sale substantially in the form set forth in Exhibit A shall have been executed and delivered by Seller to the Purchaser, and the Purchaser shall have received the same.

(c)                                  Deposit Agreement.  The Deposit Agreement shall have been duly executed and delivered by all parties thereto and shall be substantially in the form of Exhibit C.

(d)                                 Legal Opinion. The Purchaser shall have received the opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Selling Parties, in form and substance satisfactory to the Purchaser and its counsel.

(e)                                  Corporate Documents of Selling Parties.  The Purchaser shall have received certificates of an executive officer of each Selling Party (the statements made in which shall be true and correct on and as of the Closing Date):  (i) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors or board of managers, as applicable, of each Selling Party authorizing and approving the execution, delivery and performance by such Selling Party of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of such Selling Party who have executed and delivered the Transaction Documents including therein a signature specimen of each officer or officers; and (iii) attaching copies, certified by such officer as true and complete, of a certificate of the appropriate Governmental Authority of each Selling Party’s jurisdiction of incorporation, stating that such Selling Party is in good standing under the laws of such jurisdiction.

(f)                                   Contribution Documents.  The Purchaser shall have received evidence, in form and substance reasonably satisfactory to the Purchaser, of the consummation of the Contribution as of the date of this Agreement, including delivery of the Contribution Agreement executed by each Selling Party.

Section 6.03                            Conditions Applicable to Selling Parties in Closing.

The obligations of the Selling Parties to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by the Selling Parties in their sole discretion:

(a)                                 Accuracy of Representations and Warranties.  The representations and warranties of the Purchaser set forth in this Agreement shall be true, correct and complete as of the Closing Date in all material respects (except for representations and warranties that are already qualified

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

as to materiality, including by being subject to a Material Adverse Effect qualifier, in which case such representations and warranties shall be true, correct and complete in all respects).

(b)                                 Litigation.  No action, suit, litigation, proceeding or investigation shall have been instituted or be pending (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit the Purchaser’s acquisition of the Purchased Interest.

(c)                                  Officer’s Certificate.  The Selling Parties shall have received at the Closing a certificate of an authorized representative of the Purchaser certifying that the conditions set forth in Sections 6.03(a), (b) and (d) have been satisfied in all respects as of the Closing Date.

(d)                                 Covenants.  The Purchaser shall have complied in all material respects with the covenants set forth in the Transaction Documents.

(e)                                  Purchase Price.  The Selling Parties shall have received payment of the Purchase Price in accordance with Section 2.03.

ARTICLE VII
EXPIRATION; NO-SHOP; TERMINATION

Section 7.01                            Expiration Date.

This Agreement shall terminate on the date when all of the Purchaser’s rights to receive any payments in respect of the Purchased Interest shall have expired or been satisfied.

Section 7.02                            Effect of Expiration.

In the event of the expiration of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, partners, stockholders, managers or members other than the provisions of this Section 7.02 and Sections 5.01(b) (with respect to books of account and records necessary to enable the Purchaser to receive the full benefit of its rights under Section 5.07), 5.02, 5.07, 5.11, 8.01 and 8.05 hereof, which shall survive any termination as set forth in Section 8.01.  Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement occurring prior to such expiration.

Section 7.03                            No-Shop.  From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to Section 7.04, the Selling Parties will not, and will not permit any of the officers, directors, employees, Affiliates, attorneys, advisors, accountants, agents and representatives of the Selling Parties or their Affiliates (collectively, the “Selling Party Representatives”), to, directly or indirectly:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(a)                                 solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal, bid or offer from any Person relating to a potential acquisition of any portion of the Purchased Interest;

(b)                                 participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person relating to or in connection with a potential acquisition of any portion of the Purchased Interest; or

(c)                                  entertain, consider or accept any proposal or offer from any Person relating to a potential acquisition of any portion of the Purchased Interest.

The Selling Parties shall, and shall cause each of their Representatives to, immediately discontinue any ongoing discussions or negotiations relating to the potential acquisition of any portion of the Purchased Interest (other than with the Purchaser).

Section 7.04                            Termination.  This Agreement may be terminated at any time prior to the Closing by the Selling Parties by written notice to Purchaser if any of the conditions set forth in Section 6.03, subject to the satisfaction of the conditions in Section 6.02, shall not have been fulfilled on or before April 3, 2015.  In the event of any termination of this Agreement pursuant to this Section 7.04, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, partners, stockholders, managers or members.  Nothing contained in this Section 7.04 shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.  With respect to any claim made following any termination of this Agreement pursuant to this Section 7.04 relating to breach of any representation or warranty, no claim may be made after the expiration of the survival period applicable to such representation or warranty; provided that any written claim for breach thereof made prior to such expiration date and delivered to the party against whom the claim is made shall survive thereafter with respect to such claim.

ARTICLE VIII
MISCELLANEOUS

Section 8.01                            Survival.

All representations and warranties made herein and in any other Transaction Document or any closing certificates delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall continue to survive until the first anniversary of the Closing Date (or until the first anniversary of the date of this Agreement, in the event this Agreement is terminated pursuant to Section 7.04), other than the representations and warranties set forth in Sections 3.04(a) (second sentence and last sentence), 3.13(a), 3.13(b) (first sentence) and 3.13(d) (first sentence), which shall survive for the term of this Agreement (unless this Agreement is terminated pursuant to Section 7.04, in which case such representations and warranties shall survive indefinitely).  Notwithstanding anything in this Agreement or implied by law to the contrary, unless this Agreement is terminated pursuant to Section 7.04, in which case the only covenants and agreements contained in this Agreement that shall survive are

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

those in Section 7.04 and Section 8.01, which shall survive indefinitely, (i) all of the covenants and agreements contained in this Agreement shall survive following the execution and delivery of this Agreement and the Closing until the expiration of this Agreement and (ii) the covenants and agreements contained in Sections 5.01(b) (with respect to books of account and records necessary to enable the Purchaser to receive the full benefit of its rights under Section 5.07), 5.02, 5.07, 5.11, 8.01 and 8.05 shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the expiration of this Agreement.

Section 8.02                            Specific Performance.

Each of the parties hereto acknowledges that the other parties will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents.  In such event, each of the parties agrees that the other parties shall have the right, in addition to any other rights they may have (whether at law or in equity), to specific performance of this Agreement.

Section 8.03                            Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing and delivered personally, by hand, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, or by email (provided any notice given by email shall also be given by another method of delivery permitted by this Section 8.03), in each case addressed:

If to the Purchaser, as set forth in Schedule 8.03 of the Disclosure Schedules.

If to the Seller Parties:

ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

Attention: Chief Financial Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 3rd Avenue

New York, New York 10017

Attention: Richard G. Gervase Jr., Esq.

Email: [***]

or to such other address or addresses as the Purchaser or ImmunoGen may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.  All such notices, consents, waivers and communications shall:  (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case they shall be deemed effective five (5) Business Days after dispatch, (b) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered or (c) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, and followed by a transmission pursuant to another method of delivery permitted by this Section 8.03.

Section 8.04                            Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to this Section 8.04 and the other provisions of this Agreement (including Sections 5.12 and 5.13), their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be sold, transferred, conveyed or assigned, in whole or in part, by operation of law or otherwise, by ImmunoGen, the Seller or the Purchaser without the prior written consent of the other parties, except that, subject to this Section 8.04 and the other provisions of this Agreement (including Sections 5.12 and 5.13):

(a)                             The Seller may, without the consent of the Purchaser, sell, transfer, convey or assign all or any portion of the Reversionary Interest to any Person except where such sale, transfer, conveyance or assignment or the terms thereof would contravene or conflict with the terms of any of the Transaction Documents or the rights of Purchaser thereunder;

(b)                                 ImmunoGen may, without the consent of the Purchaser, and shall sell, transfer, convey or assign its rights and obligations under the Transaction Documents, in whole but not in part, to any Person, (i) with which ImmunoGen may merge or consolidate or to which ImmunoGen may sell all or substantially all of its assets or all or substantially all of its assets related to the Product and (ii) to which ImmunoGen assigns the License Agreement in accordance with its terms;

(c)                                  The Purchaser may sell, transfer, convey or assign any of its obligations and rights under the Transaction Documents, without restriction and without the consent of the Selling Parties, to any Affiliate, partner or member of the Purchaser, provided that the Selling Parties shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such sale, transfer, conveyance or assignment by the Purchaser; and

(d)                             The Purchaser may sell, transfer, convey or assign any of its obligations and rights under the Transaction Documents, without restriction and without the consent of the Selling Parties, to any purchaser, transferee or assignee of all or any portion of the Purchased Interest, including the right to receive any Confidential Information of ImmunoGen or the Seller or any Other Genentech Confidential Information to the extent such information could be disclosed to such purchaser, transferee or assignee in accordance with Section 5.02(b)(ii) but specifically excluding the right to receive any Primary Genentech Confidential Information.  The

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

parties acknowledge and agree that, in the event that, in accordance with Section 5.02(f), Genentech consents to the Purchaser providing the Primary Genentech Confidential Information to any purchaser, transferee or assignee of all or any portion of the Purchased Interest, the Purchaser may sell, transfer, convey or assign its right to receive all or any portion of such Primary Genentech Confidential Information without the consent of the Selling Parties, regardless of any provision to the contrary in this Agreement or the Confidentiality Agreement to the extent permitted by the consent received from Genentech pursuant to Section 5.02(f).  Notwithstanding anything herein to the contrary, Purchaser shall not be permitted to sell, transfer, convey or assign any of its obligations and rights under the Transaction Documents to any competitor of ImmunoGen; provided, however, that the Selling Parties and the Purchaser acknowledge and agree that Genentech (including its Affiliates), financial institutions, lenders, private equity firms, investment companies and funds and other Persons not principally engaged in the business of developing human therapeutics shall not be considered competitors for the purposes hereof.  Furthermore, any transferee or assignee shall be subject to the provisions of Section 8.07 in the same manner as the applicable transferor or assignor (including with respect to the obligation to provide any applicable tax forms).

Any permitted sale, transfer, conveyance or assignment under this Section 8.04 shall only be effective upon the written notification by the applicable party to the other parties hereto of such sale, transfer, conveyance or assignment.

Section 8.05                            Indemnification.

(a)                                 Each Selling Party, on a joint and several basis, hereby agrees to indemnify and hold the Purchaser and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each a “Purchaser Indemnified Party”) harmless from and against any and all Losses incurred or suffered by any Purchaser Indemnified Party arising out of any breach of any representation, warranty or certification made by a Selling Party in any of the Transaction Documents (as modified by the Disclosure Schedules) or certificates given by a Selling Party in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a Selling Party pursuant to any Transaction Document, to the extent any such Losses are not subject to indemnification by the Purchaser hereunder; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of such Purchaser Indemnified Party, or (ii) to the extent resulting from acts or omissions of the Seller or any of its Affiliates based upon the written instructions from any Purchaser Indemnified Party.

(b)                                 The Purchaser hereby agrees to indemnify and hold each Selling Party, their Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each a “Seller Indemnified Party”) harmless from and against any and all Losses incurred or suffered by a Seller Indemnified Party arising out of any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents or certificates given by the Purchaser in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by the Purchaser pursuant to any Transaction Document, to the extent any such Losses are not subject to indemnification by a Selling Party

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

hereunder; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of such Seller Indemnified Party, or (ii) to the extent resulting from acts or omissions of the Purchaser or any of its Affiliates based upon the written instructions from any Seller Indemnified Party.

(c)                                  If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, however, that the failure to promptly provide such notice shall not affect the indemnification provided for under this Section 8.05 except to the extent that the indemnifying party has been actually prejudiced as a result of such failure.  In case any such claim, demand, action or proceeding is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume and control the defense thereof at its own expense, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except in the event that (i) the indemnifying party is not diligently defending such claim, demand, action or proceeding or (ii) the indemnifying party and the indemnified party have conflicting interests or different defenses available with respect to such claim, demand, action or proceeding (as determined in the opinion of counsel to the indemnified party), in each of such cases the indemnified party may hire its own separate counsel (provided that such counsel is not reasonably objected to by the indemnifying party) with respect to such claim, demand, action or proceeding and the reasonable fees and expenses of such counsel shall be considered Losses for purposes of this Agreement.  With respect to any such claim, demand, action or proceeding for which the indemnifying party has assumed and is controlling the defense thereof, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party (subject to the immediately preceding sentence).  The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party in the defense of any such claim, demand, action or proceeding (which shall be considered Losses for purposes of this Agreement) for any period during which the indemnifying party has not assumed the defense of, or is not diligently defending, such claim, demand, action or proceeding.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

party from and against any Losses by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim, action, demand or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless in connection with such settlement the indemnifying party agrees to pay the full amount of the liability (if any) (including all Losses of the indemnified party) in connection with such claim, action, demand or proceeding and such settlement does not involve any non-monetary remedies against the indemnified party and releases the indemnified party completely and unconditionally in connection with such claim, action, demand or proceeding.  The parties shall cooperate in the defense or prosecution of any such claim, action, demand or proceeding, with such cooperation to include (i) the retention of and the provision to the indemnifying party of records and information that are reasonably relevant to such claim, action, demand or proceeding, (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder, and (iii) the party that is controlling the defense of such claim, action, demand or proceeding keeping the other parties generally advised of its status and the defense thereof and considering in good faith recommendations of the non-controlling parties with respect thereto.

(d)                                 No claim for indemnification hereunder for breach of any representations or warranties contained in any Transaction Document or certificates given by any party in writing pursuant hereto or thereto may be made after the expiration of the survival period applicable to such representation or warranty; provided that any written claim for breach thereof made prior to such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter with respect to such claim.

(e)                                  Following the Closing Date, the indemnification afforded by this Section 8.05 shall be the sole and exclusive remedy for any and all Losses sustained or incurred by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party pursuant to any Transaction Document, except that any Losses based upon fraud, knowing and intentional breach of covenant or willful misconduct shall not be limited by the provisions of this Section 8.05 (including, for the avoidance of doubt, Section 8.01 and the immediately following sentence), and each of Purchaser and the Selling Parties accordingly preserves all remedies available with respect to any such Losses based thereon under applicable law.  Except as provided in the immediately preceding sentence, the total aggregate amount of liability (i) of the Selling Parties under this Section 8.05 for Losses shall not exceed the Purchase Price less the amount of Royalties actually received by the Purchaser in respect of the Purchased Interest and (ii) of the Purchaser under this Section 8.05 for Losses shall not exceed the Purchase Price less the amount of Royalties actually received by the Purchaser in respect of the Purchased Interest.  Notwithstanding anything herein to the contrary, except in the case of any claim, demand, action or proceeding (including any investigation by any Governmental Authority) brought or alleged against an indemnified party in respect of which indemnity is to be sought hereunder, in no event shall Losses include any consequential, lost profits or punitive damages (for clarity, the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

exclusion of lost profits and consequential damages from being considered “Losses” shall not operate to exclude any Royalties from being considered “Losses” hereunder).  Notwithstanding the foregoing, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non-breaching party shall be entitled to seek specific performance, injunctive or other equitable relief.  For clarity, neither party shall have any right to terminate this Agreement or any other Transaction Document as a result of any breach by the other party hereof or thereof, but instead shall have the right, following Closing, to seek indemnification under this Section 8.05 and such specific performance, injunctive or other equitable relief or such other remedies as expressly reserved by the first sentence of this Section 8.05(e).

(f)                                   Any indemnification payments pursuant to this Section 8.05 will be treated by the parties as an adjustment to the Purchase Price for all tax purposes.

Section 8.06                            Independent Nature of Relationship.

(a)                                 The relationship between the Seller and ImmunoGen, on the one hand, and the Purchaser is solely that of sellers and purchaser, and neither the Purchaser nor any Selling Party has any fiduciary or other special relationship with the other or any of their respective Affiliates.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Selling Parties and the Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form.

(b)                                 No officer or employee of the Purchaser will be located at the premises of a Selling Party or any of their Affiliates.

(c)                                  The Selling Parties and/or any of their Affiliates shall not at any time obligate the Purchaser, or impose on the Purchaser any obligation, in any manner or respect other than as set forth in the Transaction Documents or as otherwise agreed to by the Purchaser.

Section 8.07                            Tax.

(a)                                 For United States federal, state and local tax purposes, the Selling Parties and the Purchaser shall treat the transactions contemplated by the Transaction Documents as a sale for United States tax purposes.  The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 8.07(a) on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other parties to this Agreement have consented in writing to such actions, which consent shall not be unreasonably withheld or delayed, or (ii) the party that contemplates taking such an inconsistent position has been advised by nationally recognized counsel or tax advisors in writing that it is more likely than not that there is no “reasonable basis” (within the meaning of Treasury Regulation Section 1.6662-3(b)(3)) for the position specified in this Section 8.07(a).  Consistent with the foregoing, the Selling Parties and the Purchaser agree that for United States federal, state and local tax purposes, amounts received pursuant to the License Agreement into the Joint Concentration Account (less any amounts debited from the Joint Concentration Account in accordance with

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.05(b) (to pay any fees, expenses or charges of the Depositary Bank or for reimbursement of any costs or expenses incurred by the Selling Parties in taking any of the actions described in Sections 5.06(c), 5.06(f), or 5.06(g)) shall be reported by them as royalties.

(b)                                 To the extent any amount of tax is withheld at source from a payment made pursuant to the License Agreement or pursuant to the Deposit Agreement, such withheld amount shall for all purposes of this Agreement be treated as paid to the party with respect to whom such withholding was made, or, if no such party exists, then to the Seller and the Purchaser on a pro rata basis in accordance with each party’s underlying ownership interest in each such payment (taking into account any amounts withheld); e.g., with respect to the Purchaser, amounts so withheld shall be attributed to the Purchaser, and deemed paid to the Purchaser, in accordance with the Purchased Interest, and conversely, with respect to the Selling Parties, amounts so withheld shall be attributed to the Selling Parties, and deemed paid to the Selling Parties, in accordance with the Reversionary Interest.  Any amounts withheld at source as described in this Section 8.07(b) attributable to the Purchaser shall be credited for the account of the Purchaser, and any amounts withheld at source as described in this Section 8.07(b) attributable to the Selling Parties shall be credited for the account of the Selling Parties.  If there is an inquiry by any Governmental Authority of the Purchaser related to withholding taxes described in this Section 8.07(b), the Selling Parties shall cooperate with the Purchaser in responding to such inquiry in a reasonable manner consistent with this Section 8.07(b).  In addition, the Selling Parties shall provide the Purchaser with the benefits that are afforded to ImmunoGen pursuant to Section 4.5(c) of the License Agreement as if Purchaser were a party to such License Agreement.  Neither party shall have any obligation to gross-up or otherwise pay the other party any amounts with respect to source withholding.  The parties agree to provide the Depositary Bank or any other party that is a withholding agent for tax purposes any requested documentation necessary to establish an exemption from or reduction of applicable withholding taxes with respect to payments under the License Agreement or the Deposit Agreement; and in the event the failure to provide such documentation results in the imposition of withholding, then such withholding shall be attributed to the party responsible for such failure for purposes of this Section 8.7(b). All amounts withheld at source as described herein shall for all purposes of this Agreement be deemed to have been received by the party to which they are attributed as provided above.

Section 8.08                            Entire Agreement.

This Agreement, together with the Exhibits and Disclosure Schedules hereto (which are incorporated herein by reference), the other Transaction Documents, and, subject to Section 5.02(g), the Confidentiality Agreement by and between ImmunoGen and an Affiliate of Purchaser, dated as of January 26, 2015 and amended as of February 10, 2015 (the “Confidentiality Agreement”) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Disclosure Schedules or other Transaction Documents) has been made or relied upon by either party hereto.  None of this Agreement, nor any provision hereof, other

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

than Section 8.05, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.09                            Governing Law; Jurisdiction; Service of Process.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  Each of the Selling Parties and the Purchaser irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.10                            Severability.

If any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be excluded from this Agreement and the Selling Parties and the Purchaser shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Selling Parties and the Purchaser and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Selling Parties and the Purchaser as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 8.11                            Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Any counterpart may be executed by electronic signature and such electronic signature shall be deemed an original.

Section 8.12                            Amendments; No Waivers.

(a)                                 This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.13                            Interpretation.

When a reference is made in this Agreement to an Articles, Sections, Disclosure Schedules or Exhibits, such reference shall be to an Article, Section, Disclosure Schedule or Exhibit to this Agreement unless otherwise indicated.  The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the word “without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.  The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[Signature page follows]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

IMMUNOGEN, INC.

By:	/s/ David B. Johnston
Name:	David B. Johnston
Title:	Chief Financial Officer

HURRICANE, LLC

By:	/s/ David B. Johnston
Name:	David B. Johnston
Title:	Chief Financial Officer and Treasurer

IMMUNITY ROYALTY HOLDINGS, L.P.

By:	/s/ Jennifer Mello
Name:	Jennifer Mello
Title:	Vice Presdent

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.